Exhibit 99.2


CHINA DIRECT TO PROVIDE NEW NEUTRAL COLOR TILES?

Thursday September 7, 3:33 pm ET

COOPER CITY, FL--(MARKET WIRE)--Sep 7, 2006 -- China Direct Trading Corporation (OTC BB:CHDT.OB - News), a trading company, today announced that the Company has produced based on perceived market demand several terracotta-color or neutral color variations of recently Dade County, Florida code-approved,
Chinese-manufactured roofing tiles. The new tiles will be available for developer and retailer exhibition and sales upon their arrival early next week.

"Consumer demand in South Florida appears to favor the more neutral color roofing tiles," said Howard Ullman, Chairman and CEO of China Direct. "We view this as fine-tuning our offering to meet the needs of what will be our biggest tile buyers over the long-term. We have already been proven to be the strongest clay tile -- bar none -- and the level of interest among high-end developers for this level of quality and strength has led them to request the new colors. We are happy to adjust to market dynamics in order to meet and fulfill pressing demand for our product."

As previously reported, the tiles marketed by China Direct subsidiary Overseas Building Supply, LLC (OBS) recently received Notice of Acceptance (NOA) from the Dade County Product Control Division, which governs the product review process in Dade and Broward Counties, Florida. OBS has secured annual production of twenty million roofing tiles and the factory can expand its production facility if and when demand dictates.

For  immediate  information  on the roof  tiles,  including  photos and  testing results proving their superior strength and physical properties, visit www.chdt.us. The new tile colors will be displayed on the site upon receipt next week. To order tiles or for further information, call Howard Ullman at 954-252-3440.

About China Direct: China Direct (http://www.chdt.us) is a holding company engaged through its operating subsidiaries in the following business lines:
Overseas Building Supply (OBS) is engaged in distribution of building materials including but not limited to roof tiles, interior doors, and insulation materials. CPS (http://www.completepower247.com) is a majority-owned subsidiary engaged in a turnkey solution for standby commercial and residential power generation. Souvenir Direct Inc. (SDI) is engaged in product development, manufacturing, distribution, logistics and product placement into mass retail of souvenir and gift items in 29 countries. None of the web site URLs listed in this press release are incorporated into or are part of this press release.

FORWARD-LOOKING STATEMENTS: This press release, including the financial information that follows, contains "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are based on China Direct's and its subsidiaries' managements' current expectations and assumptions, and involve risks and uncertainties. Such expectations and assumptions may prove to be faulty or incorrect. Actual results may differ materially from those anticipated results set forth in the statements. The forward-looking statements may include statements regarding consumer demand, product orders, product development, product potential or financial performance. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. China Direct undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. Approval of products by governmental authorities does not mean that the products will be accepted by consumers or produce any revenues or profits. Forward-looking statements in this press release and risks associated with any investment in China Direct, which is a "penny stock" company, should be evaluated together with the many uncertainties that affect our business, particularly those mentioned in the cautionary statements in current and future China Direct SEC Filings, which statements we incorporate by reference herein.

Contact:

     China Direct
     Rich Schineller
     Tel: +1-941-918-1913